Exhibit 99.1

TranSwitch Corporation Announces First Quarter Results

(Shelton, CT) April 15, 2004 • TranSwitch Corporation (NASDAQ: TXCC) announced today that it posted first quarter 2004 net revenues of $8.2 million and a net loss of ($15.3) million, or ($0.17) per basic and diluted share.

During the first quarter of 2004, the Company reported a gross margin of $6.1 million. This margin was impacted by a cost of sales benefit totaling $1.1 million from the sale of previously reserved inventory. This compares to a gross margin of $2.8 million, which included a $0.6 million cost of sales benefit from the sale of previously reserved inventory, that the Company reported for the first quarter of 2003.

The net loss for the first quarter 2004 includes the following non-cash items:

•	interest expense of approximately $1.5 million relating to the amortization of the debt discount related to the 5.45% Convertible Plus Cash Notes issued on September 30, 2003;

•	other income of approximately $0.8 million to reflect the change in the fair value of the derivative liability relating to the 5.45% Convertible Plus Cash Notes issued on September 30, 2003;

•	a charge of approximately $0.3 million representing the cumulative effect upon the initial consolidation of OptiX Networks, Inc., a variable interest entity which resulted from the adoption of Financial Accounting Standards Board (FASB) Interpretation No. 46 “Consolidation of Variable Interest Entities (revised December 2003), (FIN 46R)”. The Company began consolidating the results and balances of OptiX Networks, Inc. as of January 1, 2004. In prior quarters, OptiX Networks, Inc. results were reflected as equity in net losses of affiliates;

•	a benefit to the restructuring liability of approximately $0.2 million to reflect the favorable impact of additional sub lease agreements; and

•	a charge of approximately $0.1 million to reflect the impairment of investments in non-publicly traded companies.

For comparison purposes, the net revenues and net loss for the first quarter of 2003 were:

•	the net revenues were $4.1 million; and

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TranSwitch Corporation Announces First Quarter Results	Page 2

•	the net loss was ($17.4) million, or ($0.19) per basic and diluted share.

Included in the first quarter of 2003 net loss was the following:

•	a restructuring charge totaling approximately $3.8 million, which resulted from a workforce reduction, the continued consolidation of facilities, and asset impairment charges;

•	a charge representing the cumulative effect of a change in the Company’s depreciation method from the half-year convention method to the straight-line method, as of January 1, 2003, totaling $0.8 million; and

•	an extraordinary loss of approximately $0.1 million upon the initial consolidation of TeraOp (USA), Inc., a variable interest entity which resulted from the adoption of Financial Accounting Standards Board (FASB) Interpretation No. 46 “Consolidation of Variable Interest Entities” (FIN 46). The Company began consolidating the results and balances of TeraOp (USA), Inc. as of January 31, 2003.

“We are encouraged by our first quarter results and the strong demand and interest across our new and established product lines,” stated Dr. Santanu Das, Chairman of the Board, Chief Executive Officer, and President of TranSwitch Corporation. “Our EtherMap-3 product, the foundation for our comprehensive Ethernet-over-SONET (EoS) solutions, secured 13 additional design wins this quarter bringing the total to date to 87. Furthermore, we are encouraged by the level of Tier 1 customer traction on our EtherMap-12, EtherMap-48 and PacketTruck products,” commented Dr. Das.

“We see a number of positive indicators that gives us confidence in the opportunity in the wire-line telecommunications market; however, we recognize that the growth will be uneven initially,” commented Dr. Das.

“Based on our current visibility, we are anticipating that second quarter 2004 product revenues will be approximately $6.5 to $7.0 million. We are estimating that our second quarter 2004 net loss will be in the range of ($0.19) to ($0.20) per basic and diluted share. This net loss estimate for the second quarter of 2004 excludes any adjustment to the fair value of the derivative liability associated with our 5.45% Convertible Plus Cash Notes. The non-cash adjustment to fair value is based on several estimates, including our common stock price during the quarter ending June 30, 2004,” concluded Dr. Das.

Additional details on TranSwitch’s first quarter results will be discussed during a conference call regarding this announcement on Thursday, April 15, 2004 at 5:30 p.m. eastern time.

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TranSwitch Corporation Announces First Quarter Results	Page 3

The dial-in number is (706) 679-0410, leader Peter Tallian. The call will be recorded and a replay will be available two hours after the conclusion of the live broadcast through April 22, 2004. To access the replay, dial (706) 645-9291 and enter 6603055 as the conference ID number. Interested parties can also access the webcast via www.vcall.com by clicking on the TranSwitch Corporation conference call link. This audio webcast will also be available on a replay basis for 10 business days.

About TranSwitch Corporation:

TranSwitch Corporation, headquartered in Shelton, CT, is a leading developer and global supplier of innovative high-speed VLSI semiconductor solutions - Connectivity Engines™ - to original equipment manufacturers who serve three end-markets: the Worldwide Public Network Infrastructure, the Internet Infrastructure, and corporate Wide Area Networks (WANs). Combining its in-depth understanding of applicable global communication standards and its world-class expertise in semiconductor design, TranSwitch Corporation implements communications standards in VLSI solutions which deliver high levels of performance. Committed to providing high-quality products and service, TranSwitch Corporation, Shelton, CT is an ISO 9001:2000 registered company. Detailed information on TranSwitch products, news announcements, seminars, service and support is available on TranSwitch’s home page at the World Wide Website - http://www.transwitch.com.

Forward-looking statements in this release, including statements regarding management’s expectations for future financial results and the markets for TranSwitch’s products, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that these forward-looking statements regarding TranSwitch, its operations and its financial results involve risks and uncertainties, including without limitation risks of downturns in economic conditions generally and in the telecommunications and data communications markets and the semiconductor industry specifically; risks in product development and market acceptance of and demand for TranSwitch’s products and products developed by TranSwitch’s customers; risks relating to TranSwitch’s indebtedness; risks of failing to attract and retain key managerial and technical personnel; risks associated with foreign sales and high customer concentration; risks associated with competition and competitive pricing pressures; risks associated with investing in new businesses; risks of dependence on third-party VLSI fabrication facilities; risks related to intellectual property rights and litigation; risks in technology development and commercialization; and other risks detailed in TranSwitch’s filings with the Securities and Exchange Commission. Actual results could differ materially from those currently expected or anticipated.

For more information contact:

Peter J. Tallian, Chief Financial Officer

TranSwitch Corporation

Phone: 203/929-8810 ext. 2427

Fax: 203/926-9453

www.transwitch.com

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TranSwitch Corporation Announces First Quarter Results	Page 4

TranSwitch Corporation

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except for per share amounts)

	Three Months Ended March 31,
	2004	2003
Net revenues:
Product revenues	$8,203	$3,931
Service revenues	2	167

Total net revenues	8,205	4,098
Cost of revenues:
Cost of product revenues	2,146	1,238
Cost of service revenues	—	102

Total cost of revenues	2,146	1,340

Gross profit	6,059	2,758
Operating expenses:
Research and development	13,669	10,230
Marketing and sales	3,331	2,682
General and administrative	1,871	1,472
Restructuring (benefit) charge and asset impairments	(151)	3,787

Total operating expenses	18,720	18,171

Operating loss	(12,661)	(15,413)
Other (expense) income:
Impairment of investments in non-publicly traded companies	(111)	(50)
Equity in net losses of affiliates	—	(315)
Change in fair value of derivative liability	775	—
Interest (expense) income:
Interest income	532	847
Interest expense	(3,419)	(1,552)

Interest expense, net	(2,887)	(705)

Total other (expense) income, net	(2,223)	(1,070)

Loss before income taxes, extraordinary loss and cumulative effect of adoption of and a change in accounting principle	(14,884)	(16,483)
Income tax expense	103	69

Net loss before extraordinary loss and cumulative effect of adoption of and a change in accounting principle	(14,987)	(16,552)
Extraordinary loss upon consolidation of TeraOp (USA), Inc.	—	(83)
Cumulative effect on prior years of adoption of and retroactive application of FIN 46R and new depreciation method	(277)	(805)

Net loss	$(15,264)	$(17,440)

Basic and diluted loss per common share:
Net loss before extraordinary loss and cumulative effect of adoption of and a change in accounting principle	$(0.17)	$(0.18)
Extraordinary loss upon consolidation of TeraOp (USA), Inc.	—	—
Cumulative effect on prior years of adoption of and retroactive application of FIN 46R and new depreciation method	—	(0.01)

Net loss	$(0.17)	$(0.19)

Basic and diluted average common shares outstanding	91,031	90,164

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TranSwitch Corporation Announces First Quarter Results	Page 5

TranSwitch Corporation

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31, 2004	December 31, 2003
ASSETS
Current assets:
Cash and short-term investments	$135,161	$152,051
Accounts receivable, net	3,188	3,684
Inventories	2,993	2,838
Prepaid expenses and other current assets	2,644	2,912

Total current assets	143,986	161,485
Long-term marketable securities	31,312	27,300
Property and equipment, net	10,461	10,262
Other assets	7,153	7,259

Total assets	$192,912	$206,306

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$14,088	$12,186
Restructuring liabilities	1,062	1,454

Total current liabilities	15,150	13,640
Restructuring liabilities – long-term	22,430	22,689
5.45% Convertible Plus Cash Notes due 2007, net of debt discount of $20,272 and $21,742, respectively	77,236	75,866
4.50% Convertible Notes due 2005	24,442	24,442
Derivative liability	19,884	20,659

Total liabilities	159,142	157,296

Total stockholders’ equity	33,770	49,010

Total liabilities and stockholders’ equity	$192,912	$206,306

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